Exhibit 10.2
AMENDED AND RESTATED
CHANGE IN CONTROL AGREEMENT
     THIS AMENDED AND RESTATED AGREEMENT (this “Agreement”) is entered into by and between BAKER HUGHES INCORPORATED, a Delaware corporation (the “Company”), and                      (the “Executive”) effective as of January 1, 2009.
     WHEREAS, the Company considers it essential to the best interests of its stockholders to foster the continued employment of key management personnel; and
     WHEREAS, the Company recognizes that, as is the case with many publicly-held corporations, the possibility of a change in control exists and that such possibility, and the uncertainty and questions which it may raise among management, may result in the departure or distraction of management personnel to the detriment of the Company and its stockholders; and
     WHEREAS, the Company has determined that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of members of the Company’s management, including the Executive, to their assigned duties without distraction in the face of potentially disturbing circumstances arising from the possibility of a change in control;
     WHEREAS, effective                      (the “Effective Date”) the Company and the Executive previously entered into a Change in Control Agreement (the “Original Change in Control Agreement”); and
     WHEREAS, the Company and the Executive desire to amend and restate the Original Change in Control Agreement to comply with section 409A of the Internal Revenue Code of 1986, as amended;
     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Company and the Executive hereby agree as follows:
     1. Definitions and Interpretation Rules.
     1.1 Defined Terms. For purposes of this Agreement, the following terms shall have the meanings indicated below:
     “Affiliate” means any entity which is a member of (i) the same controlled group of corporations within the meaning of section 414(b) of the Code with Baker Hughes, (ii) a trade or business (whether or not incorporated) which is under common control (within the meaning of section 414(c) of the Code) with Baker Hughes or (iii) an affiliated service group (within the meaning of section 414(m) of the Code) with Baker Hughes.
     “Annual Incentive Plan” means the Baker Hughes Incorporated Annual Incentive Compensation Plan, as amended and/or restated from time to time, any guidelines issued pursuant to such plan, and any other annual incentive bonus plans adopted by the Company from time to time which are in replacement of such plan.

     “Assets” means assets of any kind owned by Baker Hughes, including but not limited to securities of Baker Hughes’ direct and indirect subsidiaries and Affiliates.
     “Baker Hughes” means Baker Hughes Incorporated, a Delaware corporation, and any successor by merger or otherwise.
     “Base Compensation” means the Executive’s base salary or wages (as defined in section 3401(a) of the Code for purposes of federal income tax withholding) from the Company, modified by including any portion thereof that such Executive could have received in cash in lieu of any elective deferrals made by the Executive pursuant to the Supplemental Retirement Plan (other than deferrals of bonuses) or pursuant to a qualified cash or deferred arrangement described in section 401(k) of the Code and any elective contributions under a cafeteria plan described in section 125 of the Code, and modified further by excluding any bonus, incentive compensation (including but not limited to equity-based compensation), commissions, expense reimbursements or other expense allowances, fringe benefits (cash and noncash), moving expenses, deferred compensation (other than elective deferrals by the Executive under a qualified cash or deferred arrangement described in section 401(k) of the Code or the Supplemental Retirement Plan that are expressly included in “Base Compensation” under the foregoing provisions of this definition), welfare benefits as defined in ERISA, overtime pay, special performance compensation amounts and severance compensation.
     “Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to those terms in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.
     “Board” means the Board of Directors of Baker Hughes or other governing body of Baker Hughes or its direct or indirect parent.
     “Bonus Amount” means the sum of (a) the amount of the annual incentive bonus, if any, paid in cash by the Company under the Annual Incentive Plan to or for the benefit of the Executive for services rendered or labor performed during a fiscal year of the Company and (b) the amount of the discretionary bonus or other bonus paid outside of the Annual Incentive Plan, if any, paid in cash by the Company to or for the benefit of the Executive for services rendered or labor performed during the same fiscal year of the Company. The Executive’s Bonus Amount shall be determined by including any portion thereof that such Executive could have received in cash in lieu of (i) any elective deferrals made by such Executive pursuant to the Supplemental Retirement Plan or (ii) elective contributions made on such Executive’s behalf by the Company pursuant to a qualified cash or deferred arrangement (as defined in section 401(k) of the Code) or pursuant to a plan maintained under section 125 of the Code.
     “Cause” means (i) the willful and continued failure by the Executive to substantially perform the Executive’s duties with the Company (other than any such failure resulting from the Executive’s incapacity due to physical or mental illness) after a written demand for substantial performance is delivered to the Executive by the Board (or by a delegate appointed by the Board), which demand specifically identifies the manner in which the Board believes that the Executive has not substantially performed the Executive’s duties, or (ii) the willful engaging by the Executive in conduct which is demonstrably and materially injurious to the Company or any of its Affiliates, monetarily or otherwise. For purposes of Sections (i) and (ii) of this definition, (A) no act, or failure to act, on the Executive’s part shall be deemed “willful” if done, or omitted to be done, by the Executive in good faith and with reasonable belief that the act, or failure to act, was in the best interest of the Company and (B) in the event of a dispute concerning the application of this provision, no claim by the Company that Cause exists shall be given effect unless the Company establishes to the Board by clear and convincing evidence that Cause exists.
     “Change in Control” means the occurrence of any of the following events:
     (a) the individuals who are Incumbent Directors cease for any reason to constitute a majority of the members of the Board;
     (b) the consummation of a Merger of Baker Hughes or an Affiliate of Baker Hughes with another Entity, unless the individuals and Entities who were the Beneficial Owners of the Voting Securities of Baker Hughes outstanding immediately prior to such Merger own, directly or indirectly, at least fifty percent (50%) of the combined voting power of the Voting Securities of any of Baker Hughes, the surviving Entity or the parent of the surviving Entity outstanding immediately after such Merger;
     (c) any Person, other than a Specified Owner, becomes a Beneficial Owner, directly or indirectly, of securities of Baker Hughes representing thirty percent (30%) or more of the combined voting power of Baker Hughes’ then outstanding Voting Securities;
     (d) a sale, transfer, lease or other disposition of all or substantially all of Baker Hughes’ Assets is consummated (an “Asset Sale”), unless:
     (1) the individuals and Entities who were the Beneficial Owners of the Voting Securities of Baker Hughes immediately prior to such Asset Sale own, directly or indirectly, 50 percent or more of the combined voting power of the Voting Securities of the Entity that acquires such Assets in such Asset Sale or its parent immediately after such Asset Sale in substantially the same proportions as their ownership of Baker Hughes’ Voting Securities immediately prior to such Asset Sale; or
     (2) the individuals who comprise the Board immediately prior to such Asset Sale constitute a majority of the board of directors or other governing body of either the Entity that acquired such Assets in such Asset Sale or its parent (or a majority plus one member where such board or other governing body is comprised of an odd number of directors); or
     (e) The stockholders of Baker Hughes approve a plan of complete liquidation or dissolution of Baker Hughes.
     “Code” means the Internal Revenue Code of 1986, as amended, or any successor act.
     “Committee” means, prior to a Change in Control or a Potential Change in Control, the Compensation Committee of the Board. After a Change in Control or a Potential Change in Control, “Committee” means (i) the individuals (not fewer than three (3) in number) who, on the date six (6) months prior to the Change in Control constitute the Compensation Committee of the Board, plus,

(ii) in the event that fewer than three (3) individuals are available from the group specified in clause (i) above for any reason, such individuals as may be appointed by the individual or individuals so available (including for this purpose any individual or individuals previously so appointed under this clause (ii)); provided, however, that the maximum number of individuals constituting the Committee after a Change in Control or Potential Change in Control shall not exceed six (6).
     “Company” means Baker Hughes. In the event that the Executive’s employer is a subsidiary of Baker Hughes, the term “Company” shall include the Executive’s employer where appropriate and Baker Hughes will cause the Executive’s employer to take any actions necessary to satisfy the obligations of the Company under this Agreement.
     “Disability” means the Executive’s incapacity due to physical or mental illness that has caused the Executive to be absent from full-time performance of his duties with the Company for a period of six (6) consecutive months.
     “Effective Date” means the date identified in the introduction of this Agreement.
     “Employment Termination Date” means the date as of which the Executive incurs a Termination of Employment determined in accordance with the provisions of Section 5.2.
     “Entity” means any corporation, partnership, association, joint-stock company, limited liability company, trust, unincorporated organization or other business entity.
     “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, or any successor act.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor act.
     “Excise Tax” means the excise tax imposed by section 4999 of the Code or any similar tax payable under any United States federal, state, or local statute.
     “Executive” means the employee identified in the introduction of this Agreement.
     “Expiration Date” shall have the meaning specified in Section 2.
     “Good Reason” for termination by the Executive of his employment means the occurrence (without the Executive’s express written consent) after any Change in Control, or prior to a Change in Control under the circumstances described in clauses (ii) and (iii) of the second paragraph of the definition of Termination of Employment (treating all references to “Change in Control” in paragraphs (a) through (f) below as references to a “Potential Change in Control”), of any one of the following acts by the Company, or failures by the Company to act, unless, in the case of any act or failure to act described in paragraph (a), (e), (f) or (g) below, such act or failure to act is corrected prior to the effective date of the Executive’s termination for Good Reason:
     (a) the assignment to the Executive of any duties or responsibilities which are substantially diminished as compared to the Executive’s duties and responsibilities immediately prior to a Change in Control or a material change in the Executive’s reporting responsibilities, titles or offices as an executive and as in effect immediately prior to the Change in Control;
     (b) a reduction by the Company in the Executive’s annual Base Compensation as in effect on the date hereof or as the same may be increased from time to time, except for across-the-board salary reductions similarly affecting all individuals having a similar level of authority and responsibility with the Company and all individuals having a similar level of authority and responsibility with any Person in control of the Company;
     (c) the relocation of the Executive’s principal place of employment to a location outside of a 50-mile radius from the Executive’s principal place of employment immediately prior to the Change in Control or the Company’s requiring the Executive to be based anywhere other than such principal place of employment (or permitted relocation thereof) except for required travel on the Company’s business to an extent substantially consistent with the Executive’s business travel obligations immediately prior to a Change in Control;
     (d) the failure by the Company to pay to the Executive any portion of the Executive’s current compensation except pursuant to an across-the-board compensation deferral similarly affecting all individuals having a similar level of authority and responsibility with the Company and all individuals having a similar level of authority and responsibility with any Person in control of the Company, or to pay to the Executive any portion of an installment of deferred compensation under any deferred compensation program of the Company, within seven (7) days of the date such compensation is due;
     (e) the failure by the Company to continue in effect any compensation plan in which the Executive participates immediately prior to the Change in Control which is material to the Executive’s total compensation, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan, or the failure by the Company to continue the Executive’s participation therein (or in such substitute or alternative plan) on a basis not materially less favorable, both in terms of the amount or timing of payment of benefits provided and the level of the Executive’s participation relative to other Baker Hughes executives, as existed immediately prior to the Change in Control;
     (f) the failure by the Company to continue to provide the Executive with benefits substantially similar to those enjoyed by the Executive under any of the Company’s pension, savings, life insurance, medical, health and accident, or disability plans in which the Executive was participating immediately prior to the Change in Control (except for across the board changes similarly affecting all individuals having a similar level of authority and responsibility with the Company and all individuals having a similar level of authority and responsibility with any Person in control of the Company), the taking of any other action by the Company which would directly or indirectly materially reduce any of such benefits or deprive the Executive of any material fringe benefit or Perquisite enjoyed by the Executive at the time of the Change in Control, or the failure by the Company to provide the Executive with the number of paid vacation days to which the Executive is entitled on the basis of years of service with the Company in accordance with the Company’s normal vacation policy in effect immediately prior to the time of the Change in Control; or

     (g) any purported termination of the Executive’s employment which is not effected pursuant to a notice of termination satisfying the requirements of Section 5.1.
     The Executive shall have the right to terminate his employment for Good Reason even if he becomes incapacitated due to physical or mental illness. The Executive’s continued employment shall not constitute consent to, or a waiver of any rights with respect to, any act or failure to act constituting Good Reason hereunder.
     For purposes of any determination regarding the existence of Good Reason, any claim by the Executive that Good Reason exists shall be presumed to be correct unless the Company establishes to the Committee by clear and convincing evidence that Good Reason does not exist. The Committee’s determination regarding the existence of Good Reason shall be conclusive and binding upon all parties unless the Committee’s determination is arbitrary and capricious.
     “Gross-Up Payment” means the additional amount paid to the Executive pursuant to Section 3.4.
     “Highest Base Compensation” means the Executive’s annualized Base Compensation in effect immediately prior to (a) a Change in Control, (b) the first event or circumstance constituting Good Reason, or (c) the Executive’s Termination of Employment, whichever is greatest.
     “Highest Bonus Amount” means the average of the three highest Bonus Amounts received by the Executive with respect to the five fiscal years of the Company immediately preceding the Executive’s Employment Termination Date.
     “Incumbent Director” means –
     (a) a member of the Board on the Effective Date; or
     (b) an individual-
     (1) who becomes a member of the Board after the Effective Date;
     (2) whose appointment or election by the Board or nomination for election by Baker Hughes’ stockholders is approved or recommended by a vote of at least two-thirds of the then serving Incumbent Directors (as defined herein); and
     (3) whose initial assumption of service on the Board is not in connection with an actual or threatened election contest.
     “Interest Amount” has the meaning specified in Section 3.3(i).
     “Merger” means a merger, consolidation or similar transaction.
     “Pension Plan” means the Baker Hughes Incorporated Pension Plan, as amended from time to time.

     “Perquisites” means benefits such as any airline VIP club memberships; country club and/or health club membership dues and expenses related to the use of the country club and/or health club; supplemental life insurance; financial consulting; and office equipment for use in the home (e.g., cellular telephones, personal digital assistance, home computers and office accessories similar to the office accessories available to the Executive in his employment office and monthly Internet connection fees) that may be provided by the Company from time to time.
     “Person” shall have the meaning ascribed to the term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof, except that the term shall not include (a) the Company or any of its Affiliates, (b) a trustee or other fiduciary holding Company securities under an employee benefit plan of the Company or any of its Affiliates, (c) an underwriter temporarily holding securities pursuant to an offering of those securities or (d) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.
     “Potential Change in Control” shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:
     (a) the Company enters into an agreement, the consummation of which would result in the occurrence of a Change in Control;
     (b) the Company or any Person publicly announces an intention to take or to consider taking actions which, if consummated, would constitute a Change in Control;
     (c) any Person becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 15 percent or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company’s then outstanding securities (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates); or
     (d) the Board adopts a resolution to the effect that, for purposes of this Agreement, a Potential Change in Control has occurred.
     “Renewal Date” shall have the meaning specified in Section 2.
     “Section 409A” means section 409A of the Code and the regulations issued by the IRS and the Department of Treasury thereunder.
     “Separation From Service” shall have the meaning specified in Section 409A.
     “Specified Employee” means a person who is, as of the date of the person’s Separation From Service a “specified employee” within the meaning of Section 409A, taking into account the elections made and procedures established in resolutions adopted by the Administrative Committee of Baker Hughes.
     “Specified Owner” means any of the following:
     (a) Baker Hughes;

     (b) an Affiliate of Baker Hughes;
     (c) an employee benefit plan (or related trust) sponsored or maintained by Baker Hughes or any Affiliate of Baker Hughes;
     (d) a Person that becomes a Beneficial Owner of Baker Hughes’ outstanding Voting Securities representing 30 percent or more of the combined voting power of Baker Hughes’ then outstanding Voting Securities as a result of the acquisition of securities directly from Baker Hughes and/or its Affiliates; or
     (e) a Person that becomes a Beneficial Owner of Baker Hughes’ outstanding Voting Securities representing 30 percent or more of the combined voting power of Baker Hughes’ then outstanding Voting Securities as a result of a Merger if the individuals and Entities who were the Beneficial Owners of the Voting Securities of Baker Hughes outstanding immediately prior to such Merger own, directly or indirectly, at least 50 percent of the combined voting power of the Voting Securities of any of Baker Hughes, the surviving Entity or the parent of the surviving Entity outstanding immediately after such Merger in substantially the same proportions as their ownership of the Voting Securities of Baker Hughes outstanding immediately prior to such Merger.
     “Supplemental Retirement Plan” means the Baker Hughes Incorporated Supplemental Retirement Plan, as amended from time to time.
     “Termination of Employment” means the termination of the Executive’s employment relationship with the Company (a) by the Company without Cause after a Change in Control occurs, or (b) by the Executive for Good Reason after a Change in Control occurs.
     For purposes of this definition, the Executive’s employment shall be deemed to have been terminated after a Change in Control, if (a) the Executive’s employment is terminated by the Company without Cause prior to a Change in Control (whether or not a Change in Control ever occurs) and such termination was at the request or direction of a Person who has entered into an agreement with the Company, the consummation of which would constitute a Change in Control; (b) the Executive terminates his employment for Good Reason prior to a Change in Control (whether or not a Change in Control ever occurs) and the circumstance or event which constitutes Good Reason occurs at the request or direction of a Person who has entered into an agreement with the Company, the consummation of which would constitute a Change in Control; or (c) the Executive’s employment is terminated by the Company without Cause or by the Executive for Good Reason and such termination or the circumstance or event which constitutes Good Reason is otherwise in connection with or in anticipation of a Change in Control (whether or not a Change in Control ever occurs). For purposes of any determination regarding the applicability of the immediately preceding sentence, any position taken by the Executive shall be presumed to be correct unless the Company establishes to the Committee by clear and convincing evidence that such position is not correct.
     “Termination of Employment” does not include (a) a termination of employment due to the Executive’s death or Disability, or (b) a termination of employment by the Executive without Good Reason.

     “Thrift Plan” means the Baker Hughes Incorporated Thrift Plan, as amended from time to time.
     “Voting Securities” means the outstanding securities entitled to vote generally in the election of directors or other governing body.
     1.2 Number and Gender. As used in this Agreement, unless the context otherwise expressly requires to the contrary, references to the singular include the plural, and vice versa; references to the masculine include the feminine and neuter; references to “including” mean “including (without limitation)”; and references to Sections and clauses mean the sections and clauses of this Agreement.
     2. Term of Agreement.
     2.1 The “Term” of this Agreement shall commence on the Effective Date and end on (a) the last day of the three-year period beginning on the Effective Date if no Change in Control shall have occurred during that three-year period (such last day being the “Expiration Date”); or (b) if a Change in Control shall have occurred during (i) the three-year period beginning on the Effective Date or (ii) any period for which the Term of this Agreement shall have been automatically extended pursuant Section 2.2, the last day of the two-year period beginning on the date on which the Change in Control occurred.
     2.2 After the expiration of the time period described in subsection (a) of Section 2.1, and in the absence of a Change in Control (as described in subsection (b) of Section 2.1) the “Term” of this Agreement shall be automatically extended for successive two-year periods beginning on the day immediately following the Expiration Date (the beginning date of each successive two-year period being a “Renewal Date”), unless, not later than 18 months prior to the Expiration Date or applicable Renewal Date, the Company shall give notice to Executive that the Term of this Agreement will not be extended.
     3. Compensation Other Than Severance Payments.
     3.1 Equity Based Compensation. Upon the occurrence of a Change in Control, all options to acquire Baker Hughes stock, all shares of restricted Baker Hughes stock, and all stock appreciation rights the value of which is determined by reference to or based upon the value of Baker Hughes stock, held by the Executive under any plan of the Company shall become immediately vested, exercisable and nonforfeitable and all conditions thereof (including, but not limited to, any required holding periods) shall be deemed to have been satisfied. The effect, if any, of a Change in Control on any other equity incentives and other awards the value of which is determined by reference to or based upon the value of Baker Hughes stock shall be determined in accordance with the terms of the applicable award agreement and any terms and conditions issued by the Compensation Committee of the Board that are applicable to the award.
     3.2 Compensation and Benefits During Incapacity and Prior to Termination of Employment. Following a Change in Control and during the Term of this Agreement, for any period during which the Executive fails to perform the Executive’s full-time duties with the Company as a result of incapacity due to physical or mental illness, the Company shall pay to the Executive, at the time specified in Section 4, the Executive’s full salary at the rate in effect at the commencement of any such period, together with all compensation and benefits payable to the Executive under the terms of any compensation or benefit plan, program or arrangement maintained by the Company during such period, until the Executive’s employment is terminated by the Company for Disability.
     3.3 Benefits Following Termination of Employment. If the Executive incurs a Termination of Employment during the Term of this Agreement, the Company shall provide the Executive the benefits described below.
          (a) Severance Payment. The Company will pay the Executive a cash severance benefit in an amount equal to the product of three times the sum of (i) an amount equal to the Executive’s Highest Base Compensation plus (ii) the greater of (A) the Executive’s Highest Bonus Amount or (B) an amount equal to one hundred and twenty percent (120%) of the Executive’s Highest Base Compensation. The Executive’s severance payment under this paragraph (a) will be paid in accordance with the provisions of Section 4.
          (b) Prorated Bonus. The Company will pay the Executive a cash severance benefit in an amount equal to the product of (A) the Executive’s Highest Bonus Amount and (B) a fraction, the numerator of which is the number of days in the Company’s fiscal year in which occurs the Executive’s Employment Termination Date through the Executive’s Employment Termination Date and the denominator of which is three hundred sixty-five (365). However, if the Executive’s Employment Termination Date occurs during the same calendar year in which a Change in Control occurs, the pro-rata bonus payment described in the preceding sentence shall be offset by any payments received by the Executive under the Baker Hughes Incorporated Annual Incentive Compensation Plan (as amended and/or restated) in connection with the Change in Control. The Executive’s severance payment under this paragraph (b) will be paid in accordance with the provisions of Section 4.
          (c) Outplacement. The Company will pay the Executive a cash payment in the amount of $30,000.00. Such cash payment will be paid in accordance with the provisions of Section 4.
          (d) Pension, Thrift and Supplemental Retirement Plans. In addition to the retirement benefits to which the Executive is entitled under the Thrift Plan, the Pension Plan and the Supplemental Retirement Plan, the Company shall pay the Executive a single sum cash payment in an amount equal to the undiscounted value of (A) the employer-provided accruals under the Pension Plan that the Executive would have earned and (B) the employer contributions the Company would have made to the Thrift Plan and the Supplemental Retirement Plan (including but not limited to matching and base contributions) on behalf of the Executive had the Executive continued in the employ of the Company for a period of three years after the Employment Termination Date, assuming for this purpose that (i) the Executive’s earned compensation per year during that three year period of time is the sum of (1) the Executive’s Highest Base Compensation and (2) the Executive’s Highest Bonus Amount; and (ii) contribution, deferral, credit and accrual percentages made under the Pension Plan, the Thrift Plan and the Supplemental Retirement Plan, by and on behalf of the Executive during the three year period, are the same percentages in effect on the date of the Change in Control or the Executive’s Employment Termination Date, whichever is more favorable for the Executive. The payment required under this paragraph (d) will be made in accordance with the provisions of Section 4.
          (e) Accident and Health Insurance Benefits. For three years following the Executive’s Employment Termination Date (the “Continuation Period”), the Company shall arrange to provide the Executive and his dependents accident and health insurance benefits, in each case, substantially similar to those provided to the Executive and his dependents immediately prior to the Employment Termination Date or, if more favorable to the Executive, those provided to the Executive and his dependents immediately prior to the first occurrence of an event or circumstance constituting Good Reason, at no greater cost to the Executive than the cost to the Executive immediately prior to such date or occurrence. Benefits otherwise receivable by the Executive pursuant to this Section 3.3(e) shall be reduced to the extent benefits of the same type are received by the Executive during the Continuation Period (and any such benefits received by the Executive shall be reported to the Company by the Executive). To the extent that the accident or health insurance benefits specified in this Section 3.3(e) are not provided through an arrangement that is fully insured by a third party the following provisions shall apply to the reimbursement of such benefits. The amount of accident and health insurance expenses eligible for reimbursement during Executive’s taxable year will not affect the expenses eligible for reimbursement in any other taxable year (with the exception of applicable lifetime maximums specified in the plans). The Executive’s right to reimbursement is not subject to liquidation or exchange for another benefit. To the extent that the benefits provided to the Executive pursuant to this Section 3.3(e) are taxable to the Executive and not otherwise exempt from Section 409A, any amounts to which the Executive would otherwise be entitled under this Section 3.3(e) during the first six months following the date of the Executive’s Separation From Service shall be accumulated and paid to the Executive on the date that is six months following the date of his Separation From Service.
          (f) Life Insurance. The Executive shall be entitled to a single sum cash payment in an amount equivalent to thirty-six (36) monthly basic life insurance premiums applicable to the Executive’s basic life insurance coverage on his Employment Termination Date. The single sum cash payment will be made in accordance with the provisions of Section 4. The Executive may, at his option, convert his basic life insurance coverage to an individual policy after his Employment Termination Date by completing the forms required by the Company.
          (g) Perquisites. The Executive shall be entitled to a single sum cash payment which shall be an amount equal to the sum of (1) the cost of the Executive’s Perquisites in effect prior to his Termination of Employment for the remainder of the calendar year in which the Employment Termination Date occurs; plus (2) the cost of the Executive’s Perquisites in effect prior to his Termination of Employment for an additional three years. The payment required under this paragraph (g) will be made in accordance with the provisions of Section 4. If the aggregate fair market value of the club memberships to be purchased does not exceed the dollar limitation under section 402(g)(1) of the Code in effect when the Executive incurs a Separation From Service, the Executive may, at his option, purchase any of his club memberships held in the Company’s name for fair market value and on the terms mutually agreed by the Executive and the Committee.

          (h) Retiree Medical. If the Executive would have become entitled to benefits under the Company’s post-retirement health care insurance plans, as in effect immediately prior to the Employment Termination Date or, if more favorable to the Executive as in effect immediately prior to the first occurrence of an event or circumstance constituting Good Reason, had the Executive’s employment terminated at any time during the period of thirty-six (36) months after the Employment Termination Date, the Company shall provide such post-retirement health care insurance benefits to the Executive and the Executive’s dependents commencing on the later of (i)  the date on which such coverage would have first become available and (ii) the date on which the applicable benefits described in paragraph (e) of this Section 3.3 terminate. Except for any reimbursements under the applicable group health plan that are subject to a limitation on reimbursements during a specified period, the amount of expenses eligible for reimbursement under this Section 3.3(h), or in-kind benefits provided, during the Executive’s taxable year shall not affect the expenses eligible for reimbursement, or in-kind benefits to be provided, in any other taxable year of the Executive. The Executive’s right to reimbursement or in-kind benefits pursuant to this Section 3.3(h) shall not be subject to liquidation or exchange for another benefit. To the extent that the benefits provided to the Executive pursuant to this Section 3.3(h) are taxable to the Executive and are not otherwise exempt from Section 409A, any amounts to which the Executive would otherwise be entitled under this Section 3.3(h) during the first six months following the date of the Executive’s Separation From Service shall be accumulated and paid to the Executive on the date that is six months following the date of his Separation From Service.
          (i) Interest Amount. If the Executive is a Specified Employee, the Company shall pay to the Executive, on the date that is six (6) months following the Executive’s Separation From Service, an amount equal to the amount of interest that would be earned on the amounts specified in Sections 3.3(a), 3.3(b), 3.3(c), 3.3(d), 3.3(f) and 3.3(g) and, to the extent subject to a mandatory six-month delay in payment, the amounts specified in Sections 3(e), 3(h), 3.4(c) and 3.5, for the period commencing on the date of the Executive’s Separation From Service until the date of payment of such amounts, calculated using an interest rate equal to the six month London Interbank Offered Rate in effect on the date of the Executive’s Separation From Service plus two percentage points (the “Interest Amount”).
     3.4 Gross-Up Payments. If any payments or benefits received or to be received by the Executive (whether pursuant to the terms of this Agreement, or any other plan or agreement with the Company, any Person whose actions result in a Change in Control or any Person affiliated with the Company or such Person) (such payments or benefits, excluding the Gross-Up Payment, being hereinafter referred to as the “Total Payments”) will be subject to the Excise Tax, the Company shall pay the Executive an additional amount (the “Gross-Up Payment”) such that the net amount retained by the Executive after the deduction of any Excise Tax on the Total Payments and any federal, state and local income and employment taxes and Excise Tax upon the Gross-Up Payment shall be equal to the Total Payments. The purpose of this Section 3.4 is to place the Executive in the same economic position such Executive would have been in had no Excise Tax been imposed with respect to the Total Payments.
          (a) For purposes of determining whether any of the Total Payments will be subject to the Excise Tax and the amount of such Excise Tax, (i) all of the Total Payments shall be treated as “parachute payments” (within the meaning of section 280G(b)(2) of the Code)

unless, in the opinion of tax counsel (the “Tax Counsel”) reasonably acceptable to the Executive and selected by the accounting firm which was, immediately prior to the Change in Control, the Company’s independent auditor (the “Auditor”), such payments or benefits (in whole or in part) do not constitute parachute payments, including by reason of section 280G(b)(4)(A) of the Code, (ii) all “excess parachute payments” within the meaning of section 280G(b)(l) of the Code shall be treated as subject to the Excise Tax unless, in the opinion of the Tax Counsel, such excess parachute payments (in whole or in part) represent reasonable compensation for services actually rendered (within the meaning of section 280G(b)(4)(B) of the Code) in excess of the “base amount” (within the meaning of section 280G(b)(3) of the Code) allocable to such reasonable compensation, or are otherwise not subject to the Excise Tax, and (iii) the value of any noncash benefits or any deferred payment or benefit shall be determined by the Auditor in accordance with the principles of sections 280G(d)(3) and (4) of the Code.
          (b) For purposes of determining the amount of the Gross-Up Payment, the Executive shall be deemed to pay federal income tax at the highest marginal rate of federal income taxation in the calendar year in which the Gross-Up Payment is to be made and state and local income taxes at the highest marginal rate of taxation in the state and locality of the Executive’s residence on the Employment Termination Date (or if there is no Employment Termination Date, then the date on which the Gross-Up Payment is calculated for purposes of this Section), net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes.
          (c) In the event that the Excise Tax is determined to exceed the amount taken into account hereunder in calculating the Gross-Up Payment (including by reason of any payment the existence or amount of which cannot be determined at the time of the payment of the Gross-Up Payment), the Company shall make an additional Gross-Up Payment in respect of such excess (plus any interest, penalties or additions payable by the Executive with respect to such excess) within five (5) business days following the time that the amount of such excess is finally determined. The Executive and the Company shall each reasonably cooperate with the other relative to any administrative or judicial proceedings concerning the existence or amount of liability for the Excise Tax. The parties intend and agree that the five (5) business day deadline specified above in this Section 3.4(c) is not to be extended as a result of the following sentence which is included solely for the purpose of complying with Section 409A. The Company shall make a payment to reimburse the Executive in an amount equal to all federal, state and local taxes imposed upon the Executive that are described in this Section 3.4, including the amount of additional taxes imposed upon the Executive due to the Company’s payment of the initial taxes on such amounts, by the end of the Executive’s taxable year next following the Executive’s taxable year in which the Executive remits the related taxes to the taxing authority. Notwithstanding any provision of this Agreement to the contrary, if the Executive is a Specified Employee, any amounts to which the Executive would otherwise be entitled under this Section 3.4 during the first six months following the date of the Executive’s Separation From Service shall be accumulated and paid to the Executive on the date that is six months following the date of his Separation From Service.
     3.5 Legal Fees. The Company shall pay, on a fully grossed up, after tax basis, all legal fees and expenses incurred by the Executive (i) in disputing in good faith any issue relating to the Executive’s termination of employment, or (ii) in seeking in good faith to obtain or enforce any benefit or right provided under this Agreement in accordance with Section 11.5. Such payments shall be made within ten (10) business days after the delivery of the Executive’s written request for the payment accompanied by such evidence of fees and expenses incurred as the Company may reasonably require. The Company shall pay the Executive, on a fully grossed up, after tax basis, all legal fees and expenses incurred by the Executive in connection with any tax audit or proceeding to the extent attributable to the application of section 4999 of the Code to any payment or benefit under this Agreement. Such payments shall be made within ten (10) business days after delivery of the Executive’s written request for payment accompanied with such evidence of fees and expenses incurred as the Company may reasonably require. The parties intend and agree that the foregoing ten (10) business day deadline is not to be extended as a result of the following sentence which is included solely for the purpose of complying with Section 409A. The Company shall make a payment to reimburse the Executive in an amount equal to all legal fees and expenses incurred due to a tax audit or litigation relating to the application of section 4999 of the Code to any payment or benefit under this Agreement by the end of the Executive’s taxable year following the Executive’s taxable year in which the taxes that are the subject of the audit or litigation are remitted to the taxing authority, or where as a result of such audit or litigation no taxes are remitted, by the end of the Executive’s taxable year following the Executive’s taxable year in which the audit is completed or there is a final and nonappealable settlement or other resolution of the litigation. The legal fees or expenses that are subject to reimbursement pursuant to this Section 3.5 shall not be limited as a result of when the fees or expenses are incurred. The amount of legal fees or expenses that is eligible for reimbursement pursuant to this Section 3.5 during a given taxable year of the Executive shall not affect the amount of expenses eligible for reimbursement in any other taxable year of the Executive. The right to reimbursement pursuant to this Section 3.5 is not subject to liquidation or exchange for another benefit. Notwithstanding any provision of this Agreement to the contrary, if the Executive is a Specified Employee, any amount to which the Executive would otherwise be entitled under this Section 3.5 during the first six months following the date of the Executive’s Separation From Service shall be accumulated and paid to the Executive on the date that is six months following the date of his Separation From Service.
     4. Time of Benefits Payments. The Company shall pay the Executive any cash benefits described in paragraphs (a), (b), (c), (d), (f) and (g) of Section 3.3 in a single sum cash payment on the date that is six (6) months following the date of  the Executive’s Separation From Service if he is a Specified Employee or ten (10) days following his Separation From Service if he is not a Specified Employee. Any salary or compensation described in Section 3.2 or 5.4 for periods prior to the Executive’s Separation From Service shall be paid to the Executive by the Company on the regularly scheduled payroll dates or on the dates specified in the applicable benefit programs. Any unpaid salary described in Section 3.2 or Section 5.4 for periods following the Executive’s Separation From Service shall be paid to the Executive by the Company in a single sum cash payment on the date that is six (6) months following the date of the Executive’s Separation From Service if he is a Specified Employee or ten (10) days following his Separation From Service if he is not a Specified Employee.
     5. Termination Procedures And Compensation During Dispute.
     5.1 Notice of Termination. After a Change in Control and during the Term of this Agreement, any purported termination of the Executive’s employment by the Company shall be communicated by the Company by a written Notice of Termination to the Executive in accordance with Section 11.8. For purposes of this Agreement, a “Notice of Termination” shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive’s employment under the provision so indicated. Further, a Notice of Termination for Cause is required to include a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters (3/4) of the entire membership of the Board at a meeting of the Board which was called and held for the purpose of considering such termination (after reasonable notice to the Executive and an opportunity for the Executive, together with the Executive’s counsel, to be heard before the Board) finding that, in the good faith opinion of the Board, the Executive was guilty of conduct set forth in clause (i) or (ii) of the definition of Cause herein, and specifying the particulars thereof in detail. No purported termination of the Executive’s employment by the Company after a Change in Control and during the Term of this Agreement shall be effective unless the Company complies with the procedures set forth in this Section.
     5.2 Employment Termination Date. “Employment Termination Date,” with respect to any purported termination of the Executive’s employment after a Change in Control and during the Term of this Agreement, shall mean (i) if the Executive’s employment is terminated for Disability, thirty (30) days after Notice of Termination is given (provided that the Executive shall not have returned to the full-time performance of the Executive’s duties during such thirty (30) day period), and (ii) if the Executive’s employment is terminated for any other reason, the date specified in the Notice of Termination (which, in the case of a termination by the Company, shall not be less than thirty (30) days (except in the case of a termination for Cause) and, in the case of a termination by the Executive, shall not be less than fifteen (15) days nor more than sixty (60) days, respectively, from the date such Notice of Termination is given).
     5.3 Dispute Concerning Termination. If within fifteen (15) days after any Notice of Termination is given, or, if later, prior to the Employment Termination Date (as determined without regard to this Section), the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, the Employment Termination Date shall be extended until the earlier of (i) the date on which the Term of this Agreement ends or (ii) the date on which the dispute is finally resolved, either by mutual written agreement of the parties or by a final judgment, order or decree of an arbitrator or a court of competent jurisdiction (which is not appealable or with respect to which the time for appeal therefrom has expired and no appeal has been perfected); provided, however, that the Employment Termination Date shall be extended by a notice of dispute given by the Executive only if such notice is given in good faith and the Executive pursues the resolution of such dispute with reasonable diligence.
     5.4 Compensation During Dispute. If a purported termination of employment occurs following a Change in Control and during the Term of this Agreement and the Employment Termination Date is extended in accordance with Section 5.3, the Company shall pay the Executive, at the time specified in Section 4, the full compensation in effect when the notice giving rise to the dispute was given (including, but not limited to, salary) and continue the Executive as a participant in all compensation, benefit and insurance plans in which the Executive was participating when the notice giving rise to the dispute was given or those plans in which the Executive was participating immediately prior to the first occurrence of an event or circumstance giving rise to the Notice of Termination, if more favorable to the Executive, until the Employment Termination Date, as determined in accordance with Section 5.3. Amounts paid under this Section are in addition to all other amounts due under this Agreement (other than those due under Section 3.2) and shall not be offset against or reduce any other amounts due under this Agreement.
     6. Withholding. Subject to the provisions of Section 3.4, the Company may withhold from any benefits paid under this Agreement all income, employment, and other taxes required to be withheld under applicable law.
     7. Death of the Executive. If the Executive dies after his Employment Termination Date but before the Executive receives full payment of the benefits to which he is entitled, any unpaid benefits will be paid to the Executive’s surviving spouse, or if the Executive does not have a surviving spouse, to the Executive’s estate.
     8. Amendment. This Agreement may not be amended except pursuant to a written instrument that is authorized by the Committee and agreed to in writing and signed by the Executive.
     9. Disputed Payments And Failures To Pay. If the Company fails to make a payment in whole or in part as of the payment deadline specified in this Agreement, either intentionally or unintentionally, other than with the consent of the Executive, the Executive shall make prompt and reasonable good faith efforts to collect the remaining portion of the payment. The Company shall pay any such unpaid benefits due to the Executive, together with interest on the unpaid benefits from the date of the payment deadline specified in this Agreement at the annual rate of 120 percent of the rate specified in section 1274(b)(2)(B) of the Code within ten (10) business days of discovering that the additional monies are due and payable.
     The Company shall hold harmless and indemnify the Executive on a fully grossed-up after tax basis from and against (i) any and all taxes imposed under Section 409A by any taxing authority as a result of the Company’s failure to timely pay payments and benefits under this Agreement when due, and (ii) all expenses (including reasonable attorneys’, accountants’, and experts’ fees and expenses) incurred by the Executive due to a tax audit or litigation addressing the existence or amount of a tax liability described in clause (i); and (iii) the amount of additional taxes imposed upon the Executive due to the Company’s payment of the initial taxes and expenses described in clauses (i) and (ii).
     The Company shall make a payment to reimburse the Executive in an amount equal to all federal, state and local taxes imposed upon the Executive that are described in clauses (i) and (iii) of the foregoing paragraph of this Section 9, including the amount of additional taxes imposed upon the Executive due to the Company’s payment of the initial taxes on such amounts, within ten (10) business days after the delivery of the Executive’s written request for the payment. The parties intend and agree that such ten (10) business day deadline is not to be extended as a result of the following sentence which is included solely for the purpose of complying with Section 409A. The Company shall make a payment to reimburse the Executive in an amount equal to all federal, state and local taxes imposed upon the Executive that are described in clauses (i) and (iii) of the foregoing paragraph of this Section 9, including the amount of additional taxes imposed upon the Executive due to the Company’s payment of the initial taxes on such amounts, by the end of the Executive’s taxable year next following the Executive’s taxable year in which the Executive remits the related taxes to the taxing authority. The Company shall make a payment to reimburse the Executive in an amount equal to all expenses and other amounts incurred due to a tax audit or litigation addressing the existence or amount of a tax liability pursuant to clause (ii) of the foregoing paragraph of this Section 9, within ten (10) business days after the delivery of the Executive’s written request for the payment. The parties intend and agree that such ten (10) business day deadline is not to be extended as a result of the following sentence which is included solely for the purpose of complying with Section 409A. The Company shall make a payment to reimburse the Executive in an amount equal to all expenses and other amounts incurred due to a tax audit or litigation addressing the existence or amount of a tax liability pursuant to clause (ii) of the foregoing paragraph of this Section 9, by the end of Executive’s taxable year following the Executive’s taxable year in which the taxes that are the subject of the audit or litigation are remitted to the taxing authority, or where as a result of such audit or litigation no taxes are remitted, the end of the Executive’s taxable year following the Executive’s taxable year in which the audit is completed or there is a final and nonappealable settlement or other resolution of the litigation.
     10. Funding. The Executive shall have no right, title, or interest whatsoever in or to any assets of the Company or any investments which the Company may make to aid it in meeting its obligations under this Agreement. The Executive’s right to receive payments under this Agreement shall be no greater than the right of an unsecured general creditor of the Company. Immediately prior to a Change in Control, the Company shall create an irrevocable grantor trust (the “Rabbi Trust”) which shall be subject to the claims of creditors of the Company. In the event that the Executive is a Specified Employee at the time he incurs a Separation From Service or at the time the Company determines that it is reasonably likely that the Executive will incur a Separation From Service in connection with a Change in Control, then immediately upon the Executive’s Separation From Service or, if earlier, the date on which the Company makes a determination that the Executive is reasonably likely to incur a Separation From Service in connection with a Change in Control, the Company shall transfer to the Rabbi Trust cash sufficient (on an undiscounted basis) to pay the cash amounts specified in Section 3.3, the estimated amount of the Gross-Up Payment to be made under Section 3.4 and the Interest Amount. The cash amounts specified in Section 3.3, the Gross-Up Payment and the Interest Amount shall be paid from the Rabbi Trust on the dates specified in Sections 3.3(i), 3.4 and 4 herein, provided that the Company shall remain liable to pay any such amounts which for any reason are not paid from the Rabbi Trust. The trustee of the Rabbi Trust shall be a bank or trust company selected by the Company prior to the Change in Control.
     11. Miscellaneous.
     11.1 Agreement Not an Employment Contract. This Agreement is not an employment contract between the Company and Executive and gives Executive no right to retain his employment. This Agreement is not intended to interfere with the rights of the Company to terminate the Executive’s employment at any time with or without notice and with or without cause or to interfere with the Executive’s right to terminate his employment at any time.

     11.2 Alienation Prohibited. No benefits hereunder shall be subject to anticipation or assignment by the Executive, to attachment by, interference with, or control of any creditor of the Executive, or to being taken or reached by any legal or equitable process in satisfaction of any debt or liability of the Executive prior to its actual receipt by the Executive. Any attempted conveyance, transfer, assignment, mortgage, pledge, or encumbrance of the benefits hereunder prior to payment thereof shall be void.
     11.3 Severability. Each provision of this Agreement may be severed. If any provision is determined to be invalid or unenforceable, that determination shall not affect the validity or enforceability of any other provision.
     11.4 Binding Effect. This Agreement shall be binding upon any successor of the Company. Further, the Board shall not authorize a Change in Control that is a merger or a sale transaction unless the purchaser or the Company’s successor agrees to take such actions as are necessary to cause the Executive to be paid or provided all benefits due under the terms of this Agreement as in effect immediately prior to the Change in Control.
     11.5 Settlement of Disputes Concerning Benefits Under this Agreement; Arbitration. All claims by Executive for benefits under this Agreement shall be directed to and determined by the Committee and shall be in writing. Any denial by the Committee of a claim for benefits under this Agreement shall be delivered to the Executive in writing within thirty (30) days after written notice of the claim is provided to the Company in accordance with Section 11.8 and shall set forth the specific reasons for the denial and the specific provisions of this Agreement relied upon. The Committee shall afford a reasonable opportunity to the Executive for a review of the decision denying a claim and shall further allow the Executive to appeal to the Committee a decision of the Committee within sixty (60) days after notification by the Committee that the Executive’s claim has been denied. Any further dispute or controversy arising out of or relating to this Agreement, including without limitation, any and all disputes, claims (whether in tort, contract, statutory or otherwise) or disagreements concerning the interpretation or application of the provisions of this Agreement shall be resolved by arbitration in accordance with the rules of the American Arbitration Association (the “AAA”) then in effect. Within ten (10) business days of the initiation of an arbitration hereunder, the Company and the Executive will each separately designate an arbitrator, and within twenty (20) business days of selection, the appointed arbitrators will appoint a neutral arbitrator from the AAA Panel of Commercial Arbitrators. The arbitrators shall issue their written decision (including a statement of finding of facts) within thirty (30) days from the date of the close of the arbitration hearing. The decision of the arbitrators selected hereunder will be final and binding on both parties. This arbitration provision is expressly made pursuant to and shall be governed by the Federal Arbitration Act, 9 U.S.C. Sections 1-16 (or replacement or successor statute). Pursuant to Section 9 of the Federal Arbitration Act, the Company and the Executive agree that a judgment of the United States District Court for the District in which the headquarters of Baker Hughes is located at the time of initiation of an arbitration hereunder may be entered upon the award made pursuant to the arbitration.
     11.6 No Mitigation. The Company agrees that if the Executive’s employment with the Company terminates during the Term of this Agreement, the Executive is not required to seek other employment or to attempt in any way to reduce any amounts payable to the Executive by the Company pursuant to this Agreement. Further, except as expressly provided otherwise herein, the amount of any payment or benefit provided for in this Agreement (other than Section 3.3(e)) shall not be reduced by any compensation earned by the Executive as the result of employment by another employer, by retirement benefits, by offset against any amount claimed to be owed by the Executive to the Company, or otherwise.
     11.7 Other Amounts Due. Except as expressly provided otherwise herein, the payments and benefits provided for in this Agreement are in addition to and not in lieu of amounts and benefits that are earned by the Executive prior to his Termination of Employment. The Company shall pay the Executive any compensation earned through the Employment Termination Date but not previously paid the Executive. Further the Executive shall be entitled to any other amounts or benefits due the Executive in accordance with any contract, plan, program or policy of the Company or any of its Affiliates. Amounts that the Executive is entitled to receive under any plan, program, contract or policy of the Company or any of its Affiliates at or subsequent to the Executive’s Termination of Employment shall be payable or otherwise provided in accordance with such plan, program, contract or policy, except as expressly modified herein. For the avoidance of doubt, the Executive’s benefits under the Baker Hughes Incorporated Pension Plan and the Baker Hughes Incorporated Thrift Plan shall not be subject to a mandatory six-month delay in payment pursuant to Section 409A as such plans are exempt from Section 409A.
     11.8 Notices. For the purpose of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be given in person or by United States registered mail, return receipt requested (with evidence of receipt by the party to whom the notice is given), postage prepaid, addressed, if to the Executive, to the address listed on the signature page of this Agreement and, if to the Company, to 2929 Allen Parkway, Suite 2100; Houston, Texas 77019; Attention: General Counsel, or to such other address as either party may have furnished to the other in writing in accordance herewith. For purposes of this agreement notice to a party shall be effective only upon actual receipt of the notice by the party with written evidence of receipt by the party to whom the notice is given.
     11.9 Governing Law. All provisions of this Agreement shall be construed in accordance with the laws of Texas, except to the extent preempted by federal law and except to the extent that the conflicts of laws provisions of the State of Texas would require the application of the relevant law of another jurisdiction, in which event the relevant law of the State of Texas will nonetheless apply, with venue for litigation being in Houston, Texas.
     11.10 Entire Agreement. Effective January 1, 2009, this Agreement supersedes the Original Change in Control Agreement.
     11.11 Compliance With Section 409A. It is intended that this Agreement shall comply with Section 409A. The provisions of this Agreement shall be interpreted and administered in a manner that complies with Section 409A. The provisions of this Agreement dealing with Section 409A reflect the manner in which this Agreement has been operated in good faith compliance with Section 409A since January 1, 2005.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date above first written.

BAKER HUGHES INCORPORATED

By:

Date:

EXECUTIVE

By:

Address:

, ___
Date:

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